UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 15, 2008

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52207
(Commission File Number)

98-0512139
(IRS Employer Identification No.)

3752 Howard Hughes Parkway, Suite 200
Las Vegas, NV, 89169
(Address of principal executive offices and Zip Code)

1-888-597-8899
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02         Termination of a Material Definitive Agreement

On September 15, 2008, we entered into a service agreement with Block Arcade I.T. Services Inc. (“Block Arcade”), an independent; Nevada based high tech product research and development company. We engaged Block Arcade to launch the Acquired Technologies (assets acquired pursuant to the Debt Settlement Agreement signed with Cyber Mesh Systems Inc. dated August 27, 2008) into market. Block Arcade was to use various proprietary technologies acquired under the Debt Settlement Agreement in developing the Acquired Technologies such as compression, encryption, video streaming and telecommunication technologies.

On December 15, 2008, we entered into a Termination Agreement with Block Arcade. We are currently sourcing bids for furthering our research and development efforts from various high-tech companies and hope to obtain a more cost effective method to launch the Acquired Technologies into market. We expect to finalize a service agreement by the 3rd quarter ended.

Item 9.01.	Financial Statements and Exhibits
10.1	Termination Agreement dated December 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERMESH INTERNATIONAL CORP.

/s/ Locksley Samuels Locksley Samuels President and CEO December 15, 2008